                                                                    EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                       ---------------------------------

                      THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

     A NATIONAL BANKING ASSOCIATION                          36-0899825
                                                          (I.R.S. EMPLOYER
                                                       IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                  60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

                      THE FIRST NATIONAL BANK OF CHICAGO
                     ONE FIRST NATIONAL PLAZA, SUITE 0286
                        CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)



                      -----------------------------------
                                AUTOZONE, INC.
        (EXACT NAME OF OBLIGORS AS SPECIFIED IN THEIR TRUST AGREEMENTS)



           NEVADA                                        62-1482048
 (STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)


 123 SOUTH FRONT STREET
 MEMPHIS, TENNESSEE                                        38103
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

                            SENIOR DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE
          --------------------
          TRUSTEE:

          (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

          (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR IS AN AFFILIATE OF THE
          ------------------------------
          TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

          No such affiliation exists with the trustee.

ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS
          -----------------
          STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.



     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 3rd day of July, 1998.



            THE FIRST NATIONAL BANK OF CHICAGO,
            TRUSTEE


            BY /s/ Steven M. Wagner
               ___________________________________________
               STEVEN M. WAGNER
               FIRST VICE PRESIDENT




* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF U S WEST CAPITAL FUNDING, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1998 (REGISTRATION NO. 333-51907-01).

                                 EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                              July 3, 1998



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture of AutoZone, Inc. to The First National Bank of Chicago, as Trustee, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.



                    Very truly yours,

                    THE FIRST NATIONAL BANK OF CHICAGO



               BY:  /s/ Steven M. Wagner
                   ----------------------------------------
                    STEVEN M. WAGNER
                    FIRST VICE PRESIDENT

                                 EXHIBIT 7


Legal Title of Bank:       The First National Bank of Chicago   Call Date: 03/31/98  ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0460                                       Page RC-1
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8
                           ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                     DOLLAR AMOUNTS IN THOUSANDS                            C400
                                                                                                          --------

ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):                                                                                             RCFD
                                                                                                        ----
     a. Noninterest-bearing balances and currency and coin(1)..............                             0081     4,141,168     1.a
     b. Interest-bearing balances(2).......................................                             0071     5,142,787     1.b
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A)..........                             1754             0     2.a
     b. Available-for-sale securities (from Schedule RC-B, column D).......                             1773     7,819,811     2.b
3.   Federal funds sold and securities purchased under agreements to
     resell................................................................                             1350     5,619,157     3.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule                RCFD
                                                                               ----
     RC-C).................................................................    2122      26,140,376                            4.a
     b. LESS: Allowance for loan and lease losses..........................    3123         417,371                            4.b
     c. LESS: Allocated transfer risk reserve..............................    3128               0                            4.c
     d. Loans and leases, net of unearned income, allowance, and                                        RCFD
                                                                                                        ----
        reserve (item 4.a minus 4.b and 4.c)...............................                             2125    25,723,005     4.d
5.   Trading assets (from Schedule RD-D)...................................                             3545     5,795,159     5.
6.   Premises and fixed assets (including capitalized leases)..............                             2145       757,033     6.
7.   Other real estate owned (from Schedule RC-M)..........................                             2150         6,547     7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)........................................                             2130       135,327     8.
9.   Customers' liability to this bank on acceptances outstanding..........                             2155       512,763     9.
10.  Intangible assets (from Schedule RC-M)................................                             2143       261,456    10.
11.  Other assets (from Schedule RC-F).....................................                             2160     2,223,495    11.
12.  Total assets (sum of items 1 through 11)..............................                             2170    58,137,708    12.
------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:       The First National Bank of Chicago   Call Date:  03/31/98 ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0460                                       Page RC-2
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8
                           ---------

SCHEDULE RC-CONTINUED

                                                                     DOLLAR AMOUNTS IN
                                                                         THOUSANDS
                                                                     -----------------

LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C                  RCON
                                                                               ----
     from Schedule RC-E, part 1).......................................        2200            21,551,932    13.a
     (1) Noninterest-bearing(1)........................................        6631             9,361,049    13.a1
     (2) Interest-bearing..............................................        6636            12,190,883    13.a2

     b. In foreign offices, Edge and Agreement subsidiaries, and                       RCFN
                                                                                       ----
     IBFs (from Schedule RC-E, part II)................................                2200    14,511,110    13.b
     (1) Noninterest bearing...........................................                6631       604,859    13.b1
     (2) Interest-bearing..............................................                6636    13,906,251    13.b2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                            RCFD    2800     3.887,022    14
15.  a. Demand notes issued to the U.S. Treasury.......................        RCON    2840        63,092    15.a
     b. Trading Liabilities(from Sechedule RC-D).......................        RCFD    3548     5,918,194    15.b

16.  Other borrowed money:                                                     RCFD
                                                                               ----
     a. With original maturity of one year or less.....................                2332     3,134,696    16.a
     b. With original  maturity of more than one year..................                A547       381,681    16.b
     c. With original maturity of more than three years................                A548       326,551    16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding...........                2920       512,763    18.
19.  Subordinated notes and debentures.................................                3200     2,000,000    19.
20.  Other liabilities (from Schedule RC-G)............................                2930     1,163,747    20.
21.  Total liabilities (sum of items 13 through 20)....................                2948    53,450,788    21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus.....................                3838             0    23.
24.  Common stock......................................................                3230       200,858    24.
25.  Surplus (exclude all surplus related to preferred stock)..........                3839     3,107,585    25.
26.  a. Undivided profits and capital reserves.........................                3632     1,359,598    26.a
     b. Net unrealized holding gains (losses) on available-for-sale
        securities.....................................................                8434        18,975    26.b
27.  Cumulative foreign currency translation adjustments...............                3284           (96)   27.
28.  Total equity capital (sum of items 23 through 27).................                3210     4,686,920    28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28).............................                3300    58,137,708    29.

Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external
                                                                                                          ---------    Number
   auditors as of any date during 1996.......................................................RCFD 6724...  2           M.1.
                                                                                                          ---------

1 = Independent audit of the bank conducted in accordance          4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified          external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank          authority)
2 = Independent audit of the bank's parent holding company         5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing           auditors
    standards by a certified public accounting firm which          6 = Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company               auditors
    (but not on the bank separately)                               7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in                8 = No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)
-------------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.